UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 10, 2005

SANGAMO BIOSCIENCES, INC.

(Exact name of registrant specified in its charter)

Delaware	000-30171	68-0359556
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Canal Blvd, Suite A100, Richmond, California		94804
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone, including area code:	(510) 970-6000

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 10, 2005, Sangamo Biosciences, Inc. entered into a placement agency agreement with JMP Securities, Piper Jaffray & Co. and Leerink Swann & Company relating to a registered direct offering of 5,080,000 shares of common stock of Sangamo.  Under the terms of the transaction, Sangamo will sell the common stock at $3.85 per share to a group of institutional investors and Dow AgroSciences LLC for gross proceeds of approximately $19.5 million.  The closing of the offering is expected to take place on November 16, 2005, subject to the satisfaction of customary closing conditions.  A copy of the placement agency agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference.

On November 10, 2005, the Company also entered into a subscription agreement with Michael Wood, a director of the company, pursuant to which he agreed to purchase 235,849 shares of common stock from the Company, at a price of $4.24 per share, the closing bid price on November 10, 2005, for total proceeds of approximately $1.0 million.  The closing for this purchase is scheduled to occur coincident with the closing of the sale to institutional and strategic investors.  A copy of the subscription agreement is attached as Exhibit 10.1 hereto and is incorporated by reference.

The common stock in these offerings will be issued pursuant to prospectus supplements filed with the Securities and Exchange Commission on November 11, 2005, in connection with takedowns from Sangamo’s “shelf” registration statement on Form S-3 (File No. 333-113062) which became effective on May 13, 2004.  A copy of the opinions of Morgan Lewis & Bockius LLP relating to the validity of the shares in the offerings is attached as Exhibits 5.1 and 5.2 hereto

The net proceeds from the offerings will be used for working capital and other general corporate purposes, including research and development, business development activities, commercialization activities, and if opportunities arise, acquisitions of businesses, products, technologies or licenses that are complementary to Sangamo’s business.

On November 11, 2005, Sangamo issued a press release announcing the offerings. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.	The following documents are filed as exhibits to this report:

1.1	Placement Agency Agreement, dated November 10, 2005, among Sangamo Biosciences, Inc., JMP Securities LLC, Piper Jaffray & Co. and Leerink Swann & Company.
5.1	Opinion of Morgan Lewis & Bockius LLP
5.2	Opinion of Morgan Lewis & Bockius LLP
10.1	Subscription Agreement, dated November 10, 2005, between Sangamo BioSciences, Inc. and Michael Wood
23.1	Consent of Morgan Lewis & Bockius LLP (included in Exhibits 5.1 and 5.2)
99.1	Press Release of Sangamo Biosciences, Inc., dated November 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO BIOSCIENCES, INC.

Date:	November 14, 2005	By:	/s/ Edward O. Lanphier
		Name:	Edward O. Lanphier
		Title:	Chief Executive Officer

EXHIBIT INDEX

1.1	Placement Agency Agreement, dated November 10, 2005, among Sangamo Biosciences, Inc., JMP Securities LLC, Piper Jaffray & Co. and Leerink Swann & Company.
5.1	Opinion of Morgan Lewis & Bockius LLP
5.2	Opinion of Morgan Lewis & Bockius LLP
10.1	Subscription Agreement, dated November 10, 2005, between Sangamo BioSciences, Inc. and Michael Wood
23.1	Consent of Morgan Lewis & Bockius LLP (included in Exhibits 5.1 and 5.2)
99.1	Press Release of Sangamo Biosciences, Inc., dated November 11, 2005.